UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2015 (August 27, 2015)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2015, the Residences at Captain Parker, LLC, a Massachusetts limited liability company(“Captain Parker”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Avalon II Massachusetts Value I, L.P., a Delaware limited partnership (the “Seller”) to acquire the Captain Parker Arms, a 94 unit apartment complex located at 7 Captain Parker Arms, Lexington, Massachusetts (the “Property”), for a purchase price of $31.6 million in cash.  The manager of Captain Parker is NewReal, Inc. (“New Real”), the general partner of New England Realty Associates Limited Partnership (the “Partnership”).  The Partnership is the sole member of Captain Parker.

In connection with the execution of the Purchase Agreement, Captain Parker paid into escrow a deposit in the amount of $1 million to be applied against the purchase price. The purchase will be financed by the Partnership’s line of credit and cash reserves.

The closing of the acquisition of this property is expected to be completed on or before September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown

Ronald Brown, its President

Date August 31, 2015